SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                           _________________________


                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934




         Date of report (date of earliest event reported): July 29, 2004



                        FINANCIAL INDUSTRIES CORPORATION
               (Exact name of Registrant as specified in charter)




           Texas                        0-4690                  74-2126975
(State or other jurisdiction   (Commission file number)     (I.R.S. employer
 of incorporation)                                           identification no.)





                      6500 River Place Blvd., Building One
                               Austin, Texas 78730
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (512) 404-5000



                       _________________________________



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Item 5.  Other Events

On July 29, 2004, Eugene E. Payne submitted his resignation as a director of the Company, effective as of July 27, 2004. The resignation was submited by Dr. Payne in connection with a settlement with the Company as to the amount of the severance payment due to him under the provisions of his employment agreement. The employment agreement, which terminated on January 7, 2004, provided for a severance payment in the amount of $360,000. Subsequent to the termination of the agreement, the Company asserted certain offsetting amounts. Under the settlement, Dr. Payne received a payment of $340,000, plus interest from June 11, 2004.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        FINANCIAL INDUSTRIES CORPORATION


Date: August 4, 2004                    By:       /s/ J. Bruce Boisture
                                           _____________________________________
                                           President and Chief Executive Officer



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